EXHIBIT 99.1

NEWS RELEASE

CTI Industries Corporation Reports

Results for Full Year and Fourth Quarter 2016

Record Sales and Record Fourth Quarter Results

FOR IMMEDIATE RELEASE

March 28, 2017

BARRINGTON, IL, Tuesday, March 28, 2017 -- CTI Industries Corporation (NASDAQ: CTIB), a manufacturer and marketer of novelty balloons, vacuum and flexible packaging and storage products and printed and laminated films, today announced its full-year results of operations for 2016, as well as for the three months ended December 31, 2016.

Highlights of year-end and fourth quarter include:

•	The Company had record sales both for the year and fourth quarter. For the year, net sales were $64,268,000 and for the fourth quarter net sales were $21,437,000, both the highest on record for those periods.

•	Fourth quarter profits were the highest for any quarter in CTI’s history, reaching $909,000 or Twenty-five cents per share.

•	Income from operations for the year were $2,840,000.

•	EBITDA reached $4.5 million for the year.

Fourth Quarter Results

Consolidated net sales for the fourth quarter of 2016 were $21,437,000 compared to consolidated net sales of $15,888,000 for the fourth quarter of 2015, an increase of almost 35%. For the fourth quarter of 2016, CTI had net income of $909,000, $0.25 per share (basic) and $0.24 (diluted), compared to net income of $502,000 for the fourth quarter of 2015, $0.15 per share (basic and diluted).

Year-End Results

For the year, CTI had consolidated net sales of $64,268,000 compared to consolidated net sales in 2015 of $59,365,000, an increase of 8.3%. Income from operations for the year was $2,840,000 compared to income from operations in 2015 of $2,817,000. Net income for the year was $653,000 or $0.18 per share (basic and diluted) compared to $1,047,000 for 2015 which represented $0.32 per share (basic) and $0.30 per share (diluted). Net income for the year was affected by an income tax provision of $703,000 in 2016 compared to an income tax provision of $370,000 in 2015.

Key Factors and Trends

Revenues from the sale of vacuum sealing products increased substantially during 2016. Total net revenues from the sale of those products reached $17,455,000 in 2016 compared to 13,206,000 in 2015, a 32.2% increase. Of this total, $7.85 million represented sales to one retail chain for a promotional program in November, 2016.

Revenues from the sale of foil balloons increased to $26,530,000 in 2016 compared to $25,187,000 in 2015, a 5.3% increase. The increase in sales was distributed throughout our markets in the U.S., Canada, Mexico, the United Kingdom, Europe and Latin America.

Sales of film products increased by 7.4% from $4,523,000 in 2015 to $4,856,000 in 2016.

Sales of latex balloons were down for the year from $9,739,000 to $8,250,000. However, our Mexico operation installed a new production machine in the third quarter which will increase capacity by approximately 30%.

Revenues from the sale of a mix of other products increased from $6,710,000 in 2015 to $7,177,000 in 2016. These other products include sales of home container and organization products through a network of independent distributors, sales of “Candy Blossoms” and “Candy Loons and sales of party goods in Mexico.

Non-GAAP Measures

To provide additional information regarding the Company’s results, we have disclosed in this press release EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization). The Company defines EBITDA as earnings (loss) before net interest, other expense, taxes, depreciation and amortization expense. The Company has included EBITDA as a supplemental financial measure in this press release because it is a key measure used by management and the board of directors to understand and evaluate the core operating performance of the Company, to prepare budgets and operating plans, and because management believes such measure provides useful information in understanding and evaluating the Company’s operating results. However, use of EBITDA as an analytic tool has its limitations and you should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. A reconciliation to the closest GAAP statement of this non-GAAP measure is contained in the accompanying tables.

About CTI: CTI Industries Corporation is one of the leading manufacturers and marketers of foil and latex balloons, develops, produces and markets vacuum sealing systems for household use and produces laminated and printed films for commercial uses. CTI also distributes products for home organization and storage, Candyblossoms and, in Mexico, party goods.  CTI markets its products throughout the United States and in a number of other countries.

Statements made in this release that are not historical facts are “forward-looking” statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties and are subject to change at any time. These “forward-looking” statements may include, but are not limited to, statements containing words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “goal,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar expressions. We have based these forward-looking statements on our current expectations and projections about future results. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from statements made herein. More information on factors that could affect CTI’s business and financial results are included in its public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

CONTACT:

Investor Relations

Stanley Brown, 847-620-1330

sbrown@ctiindustries.com

– FINANCIAL HIGHLIGHTS FOLLOW –

CTI Industries Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents (VIE $51,000 and $82,000, respectively)	$563,043	$346,404
Accounts receivable, (less allowance for doubtful
accounts of $137,000 and $126,000 respectively) (VIE $6,000 and $4,000, respectively)	14,838,978	11,410,999
Inventories, net (VIE $719,000 and $1,264,000, respectively)	18,348,011	17,869,911
Net deferred income tax asset	773,007	761,096
Prepaid expenses and other current assets (VIE $18,000 and $50,000, respectively)	1,209,358	2,048,761
Total current assets	35,732,397	32,437,171

Total property, plant and equipment, net (VIE $125,000 and $462,000, respectively)	5,311,388	6,553,555

Total other assets (VIE $440,000 and $440,000, respectively)	2,932,406	2,814,243

TOTAL ASSETS	$43,976,191	$41,804,969

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities (VIE $640,000 and $1,697,000, respectively)	$23,942,036	$20,200,675
Total long-term liabilities, less current maturities (VIE $454,000 and $0, respectively)	8,056,578	9,015,270
Total Liabilities	31,998,614	29,215,945

Total CTI Industries Corporation stockholders' equity	12,717,393	12,787,487

Noncontrolling Interest	(739,816)	(198,463)

Total Equity	11,977,577	12,589,024

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$43,976,191	$41,804,969

CTI Industries Corporation and Subsidiaries
Condensed Consolidated Statements of Operations

	Year ended December 31,		Three months ended December 31,
	2016	2015	2016	2015

Net sales	$64,268,367	$59,364,701	$21,436,712	$15,887,720
Cost of sales	47,149,360	43,013,345	15,488,321	11,150,342
Gross profit	17,119,007	16,351,356	5,948,391 #	4,737,378

Operating expenses:
General and administrative	7,378,296	7,134,385	1,907,773	1,833,967
Selling	4,748,061	3,510,824	1,585,978	1,085,147
Advertising and marketing	2,189,620	2,889,609	545,767	883,966
Gain on sale of assets	(36,745)	-	(9,045)	-

Total operating expenses	14,279,232	13,534,818	4,030,473	3,803,080

Income from operations	2,839,775	2,816,538	1,917,918	934,298

Other (expense) income:
Interest expense, net	(1,558,225)	(1,541,740)	(304,669)	(504,574)
Other	43,263	32,470	(34,077)	(14,759)

Total other expense	(1,514,962)	(1,509,270)	(338,746)	(519,333)

Income before income taxes and noncontrolling interest	1,324,813	1,307,268	1,579,172	414,965

Income tax expense	702,877	369,596	719,681	(16,917)

Net income	621,936	937,672	859,491	431,882

Less: Net (loss) income attributable to noncontrolling interest	(30,602)	(109,661)	(49,690)	(69,907)

Net income attributable to CTI Industries Corporation	$652,538	$1,047,333	$909,181	$501,789

Income applicable to common shares	$652,538	$1,047,333	$909,181	$501,789

Other Comprehensive (Loss) Income
Foreign currency adjustment	(1,517,560)	(1,175,106)	(677,416)	(165,119)
Comprehensive (loss) income attributable to CTI Industries Corporation	$(865,022)	$(127,773)	$231,765	$336,670

Basic income per common share	$0.18	$0.32	$0.25	$0.15

Diluted income per common share	$0.18	$0.30	$0.24	$0.15

Weighted average number of shares and
equivalent shares of common stock outstanding:
Basic	3,566,400	3,297,448	3,566,613	3,297,969

Diluted	3,727,568	3,437,140	3,727,568	3,437,691

CTI Industries Corporation and Subsidiaries
EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation from Net Income to EBITDA
Net Income (Loss)	$909,180	$501,790	$652,538	$1,047,333

Depreciation and amortization	312,343	439,254	1,591,720	1,925,965
Interest expense	310,849	546,679	1,554,329	1,614,574
Income taxes (benefit)	719,681	(16,918)	702,877	369,596

Total net adjustments	1,342,873	969,015	3,848,926	3,910,135

EBITDA	$2,252,053	$1,470,805	$4,501,464	$4,957,468